UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011 interclick, inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34523	01-0692341
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11 West 19th Street 10th Floor New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 722-6260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

interclick, inc., a Delaware corporation (the “Company”), held its Annual Meeting of Shareholders on June 23, 2011 (the “Annual Meeting”).  A total of 21,360,029 shares of common stock, representing 87% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.  The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting as set forth in the Proxy Statement are as follows:

Proposal 1. All of the eight (8) nominees for director were elected to serve until the 2012 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death.  The result of the votes to elect the eight (8) directors was as follows:

DIRECTORS:	FOR	WITHHELD	ABSTAIN	BROKER NON-VOTE
Michael Brauser	16,189,965	966,811	N/A	4,203,253
Barry Honig	16,181,634	975,142	N/A	4,203,253
Brett Cravatt	17,022,028	134,748	N/A	4,203,253
David Hills	17,022,128	134,648	N/A	4,203,253
Frank Cotroneo	17,022,088	134,668	N/A	4,203,253
William Wise	17,022,128	134,648	N/A	4,203,253
Michael Mathews	17,033,986	122,790	N/A	4,203,253
Michael Katz	17,040,567	116,209	N/A	4,203,253

Proposal 2.   The appointment of J.H. Cohn LLP (“Cohn”) as the Company’s independent registered public accounting firm for fiscal 2011 was ratified and approved by the shareholders by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN
20,568,639	781,649	9,741

There were no broker non-votes with respect to the appointment of Cohn.

Proposal 3.  The Company’s 2011 Equity Incentive Plan was  ratified and approved by the shareholders by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,759,061	6,373,227	24,488	4,203,253

A copy of the Company’s 2011 Equity Incentive Stock Plan is being filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 interclick, inc. 2011 Equity Incentive Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 27, 2011

interclick, inc.

By:	/s/ Roger Clark
Roger Clark
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	interclick, inc. 2011 Equity Incentive Stock Plan